UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2016
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2017 Performance-Based Restricted Stock Award Targets and Performance Criteria

On May 13, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”), approved awards of performance-based restricted stock units (“Awards”) in accordance with the Qorvo, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”), to certain executives, including each of the Company’s current named executive officers other than Steven J. Buhaly due to his planned retirement this year as previously announced. The purpose of these Awards is to link a portion of each named executive officer’s equity compensation both to the performance of the Company’s common stock in comparison to the semiconductor industry as a whole and to achievement of key Company initiatives that the Committee believes have a strong potential to impact longer-term stockholder value creation. The fair market value for each share of restricted stock underlying each Award was established by the Committee in accordance with the 2012 Plan at $45.18 per share, which was the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on May 12, 2016. Each Award, in addition to being subject to customary terms and conditions as set forth in the 2012 Plan and respective Award agreement, is subject to specified conditions and represents a contingent right to receive an amount of the Company’s common stock at a future date. Each named executive officer (other than Mr. Buhaly) received an Award based upon total stockholder return (“TSR”) of the Company in comparison to the TSR of a benchmark index (“TSR-based RSUs”) and an Award based upon the Company's achievement of Company performance objectives (“Objectives-based RSUs”).

The Awards will be earned, if at all, by each named executive officer based upon the following:

1)	50% will be TSR-based RSUs that will be earned based upon the TSR of the Company, in comparison to the TSR of a benchmark index (“Relative TSR”), over a three-year period; and

2)
50% will be Objectives-based RSUs that will be earned based upon the Company’s achievement of six performance objectives (two of which contain three related sub-objectives) (the “Performance Objectives”) established by the Committee that must be satisfied during the Company’s current fiscal year ending April 1, 2017 (the “Stock Award Performance Period”).

The TSR-based RSUs will be earned and vest over one-year, two-year and three-year performance periods (each a “TSR Performance Period”), beginning with a one-year period for fiscal year 2017. The number of TSR-based RSUs earned will be determined based on the Company’s TSR performance measured against the TSR of the S&P SPDR semiconductor ETF index during a TSR Performance Period. If certain threshold TSR levels specified in the relevant Award agreement are met in a TSR Performance Period, the named executive officer will be granted an Award for a number of shares equal to the target number of common shares multiplied by the applicable percentage assigned to such TSR performance level. Depending on the Company’s Relative TSR performance over the three TSR Performance Periods, the named executive officer may earn up to 200% of the target number of TSR-based RSUs. Total stockholder return is measured by taking the average share price during the final 90 days of the relevant TSR Performance Period divided by the average share price during the 90 days ending on the day prior to the start of the relevant TSR Performance Period. Share prices will be adjusted to reflect the reinvestment of dividends, if any.

For the Objectives-based RSUs, each of the Performance Objectives is separately weighted and expressed as a percentage of a target number of common shares. If a Performance Objective is met, the named executive officer will be granted an Award for a number of shares equal to the target multiplied by the applicable percentage earned and assigned to such Performance Objective. The named executive officer may earn up to 165% of the target number of Objectives-based RSUs if all Performance Objectives are met. The fiscal 2017 objectives relate to achievement of certain financial metrics, securing a specific design win with a key customer, the integration of key IT business processes and systems, the accomplishment of specific manufacturing-related improvements, and developing product capabilities identified as strategic to our business. The shares of restricted stock earned by a named executive officer at the end of the Stock Award Performance Period, if any, will vest over a three-year period, with 50% vesting following completion of the Stock Award Performance Period and the remaining 50% vesting in equal annual installments over each of the following two years. No shares are issued unless, and then only to the extent that, an Award is both earned and vested.

Subject to satisfaction of the applicable performance criteria, each of the Company’s current named executive officers (other than Mr. Buhaly) will be eligible to receive shares of restricted common stock of the Company at the conclusion of the applicable TSR Performance Periods and Stock Award Performance Period up to the maximum number of shares set forth below:

Name	Target TSR-Based Award	Maximum TSR-Based Award	Target Objectives-Based Award	Maximum Objectives-Based Award (if all Performance Objectives Achieved)
Robert A. Bruggeworth President and Chief Executive Officer	29,220	58,440	29,220	48,213
Steven E. Creviston Corporate Vice President and President of Mobile Products	11,950	23,900	11,950	19,718
James L. Klein Corporate Vice President and President of Infrastructure and Defense Products	9,300	18,600	9,300	15,345

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2016, the Board adopted Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption, to provide for “proxy access” by eligible stockholders and to make other clarifying changes, as described below.

The Bylaws include a new Section 2.5, which provides that in connection with an annual meeting of stockholders at which directors are to be elected (following the Company’s 2016 Annual Meeting of Stockholders), a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of the Company’s outstanding voting shares continuously for at least three years can nominate and include in the

Company’s proxy materials up to the greater of two directors or 20% of the number of directors then in office, provided that the stockholder(s) and the stockholder nominee(s) satisfy the requirements specified in the Bylaws. The Bylaws also include a number of ministerial, clarifying and conforming changes to Sections 2.2, 2.3, 2.4, and 2.6, as well as corresponding updates to internal cross-references of section numbers.

The foregoing description of the Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.     Other Events.

On May 13, 2016, the Governance and Nominating Committee (the “G&NC”) of the Board recommended to the Board that it take affirmative steps to seek to enhance the Board’s membership diversity beyond current levels in connection with the nomination process for the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Based on this recommendation, on May 13, 2016, the Board adopted a resolution directing the G&NC to take meaningful steps, including the engagement of a professional search firm, to seek to identify one or more potential qualified female nominees for inclusion on the slate of nominees that are proposed for election at the 2017 Annual Meeting.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Qorvo, Inc., effective as of May 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date: May 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Qorvo, Inc., effective as of May 13, 2016